Exhibit 99.1

First Advantage Reports Fourth Quarter and Full Year 2025 Results

Delivers Outstanding Fourth Quarter Results and Issues Full Year 2026 Guidance

Fourth Quarter 2025 Highlights1

•
Revenues of $420.0 million
•
Net income of $3.5 million (0.8% margin)2; Diluted Net Income Per Share of $0.02
•
Adjusted EBITDA of $116.8 million (27.8% margin)
•
Adjusted Net Income of $51.9 million; Adjusted Diluted Earnings Per Share of $0.30
•
Cash Flows from Operations of $65.9 million
•
New $100 million authorization for share repurchases announced today

Full Year 2025 Highlights1

•
Revenues of $1,574.4 million
•
Net loss of $(34.8) million ((2.2)% margin)2; Diluted Net Loss Per Share of $(0.20)
•
Adjusted EBITDA of $441.4 million (28.0% margin)
•
Adjusted Net Income of $181.7 million; Adjusted Diluted Earnings Per Share of $1.04
•
Cash Flows from Operations of $195.1 million

Full Year 2026 Guidance

•
Introducing full year 2026 guidance ranges for Revenues of $1,625 million to $1,700 million, Adjusted EBITDA of $460 million to $485 million, Adjusted Net Income of $200 million to $220 million, and Adjusted Diluted Earnings Per Share of $1.15 to $1.253

ATLANTA, February 26, 2026 – First Advantage Corporation (NASDAQ: FA), a global software and data company, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$420.0	$307.1	$1,574.4	$860.2
Income (loss) from operations	$44.9	$(80.7)	$132.5	$(62.4)
Net income (loss)	$3.5	$(100.4)	$(34.8)	$(110.3)
Net income (loss) margin	0.8%	(32.7)%	(2.2)%	(12.8)%
Diluted net income (loss) per share	$0.02	$(0.62)	$(0.20)	$(0.74)
Adjusted EBITDA[1]	$116.8	$82.9	$441.4	$249.3
Adjusted EBITDA Margin[1]	27.8%	27.0%	28.0%	29.0%
Adjusted Net Income[1]	$51.9	$30.2	$181.7	$123.7
Adjusted Diluted Earnings Per Share[1]	$0.30	$0.18	$1.04	$0.82

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are non-GAAP measures. Please see the end of this earnings release for definitions and schedules with reconciliations of these measures to their most directly comparable respective GAAP measures.

2 Q4 2025 includes $3.9 million of expenses related to the acquisition of Sterling Check Corp. (“Sterling”) and related integration, and $42.6 million of depreciation and amortization relating to the Sterling acquisition; Full year 2025 includes $32.8 million of expenses related to the acquisition of Sterling and related integration, and $166.8 million of depreciation and amortization relating to the Sterling acquisition.

“In 2025, we delivered exceptional financial results with meaningful success across all pillars of our FA 5.0 growth strategy,” said Scott Staples, Chief Executive Officer. “Our targeted go-to-market approach enabled us to grow revenues and expand margins, resulting in revenue, Adjusted EBITDA, and Adjusted Diluted EPS growth in line with or above our long-term targets. During the year, we completed the core integration activities for the Sterling acquisition, maintained a high customer retention rate of 96%, strengthened our balance sheet, and made significant progress on the increased synergy target set in May, with $55 million of acquisition synergies actioned through year end. Our customers continue to express high levels of interest in our best-of-breed solutions as we expand our technology and product offerings to enhance our value proposition, including leveraging AI to transform customer and applicant experiences.”

Staples continued, “We closed 2025 with outstanding performance in the fourth quarter, again demonstrating our ability to deliver positive results in a relatively flat hiring environment. We generated impressive combined upsell, cross sell, and new logo growth of 17%, exceeding our long-term revenue growth algorithm, alongside excellent customer retention of 97% in Q4. Our go-to-market strategy drove momentum in our targeted verticals and geographies during the quarter, with particular strength in retail & e-commerce, general staffing, transportation & logistics, and healthcare verticals, and continued consistent international sales growth.

With the core Sterling integration activities completed, we are well-positioned to maximize the benefits of our combined business and enhance our competitive strengths. Building upon the great success we have seen to date with our FA 5.0 growth strategy, in 2026, we are making strategic investments in our go-to-market and product capabilities to accelerate organic revenue growth. We are confident that we are positioned to further increase our momentum and deliver meaningful, sustained value for our customers and shareholders,” Staples concluded.

Share Repurchase Program

Today, First Advantage announced that its Board of Directors has approved a share repurchase program with authorization to purchase up to $100 million of its common stock with no expiration date.

“This program underscores our confidence in our business and conviction in our attractive long-term opportunities,” commented Steven Marks, EVP and Chief Financial Officer. “Within our capital allocation framework, we consider current market conditions and view share repurchases at today’s valuation levels as a highly attractive use of capital, while maintaining a balanced focus on liquidity and shareholder value creation. Our commitment to disciplined balance sheet management and focus on deleveraging remains, evidenced by our $25 million voluntary debt prepayment to be made in late February, as we expect to continue reducing net leverage toward our long-term target of 2x to 3x.”

Full Year 2026 Guidance

“We are pleased to be commencing 2026 in a strong position, building upon our momentum of 27% Adjusted Diluted EPS growth in 2025. Our full year 2026 guidance reflects confidence in our ability to continue to deliver positive results powered by disciplined execution, go-to-market excellence, and a relentless focus on our customers,” commented Marks. “Our guidance takes into consideration our latest view of expected product mix, our targeted investments, the realization of synergies already actioned or expected to be actioned in 2026, and our latest view of the macroeconomic environment and labor market. We remain committed to delivering on our objectives, generating profitable growth with strong free cash flow and consistent deleveraging.”

The following table summarizes our full year 2026 guidance.

As of February 26, 2026
Revenues	$1,625 million – $1,700 million
Adjusted EBITDA[3]	$460 million – $485 million
Adjusted Net Income[3]	$200 million – $220 million
Adjusted Diluted Earnings Per Share[3]	$1.15 – $1.25

3 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income (loss) and Adjusted Diluted Earnings Per Share to GAAP diluted net income (loss) per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Actual results may differ materially from First Advantage’s full year 2026 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its fourth quarter and full year 2025 results today, February 26, 2026, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-225-9448 (domestic) or 203-518-9708 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage fourth quarter and full year 2025 earnings call or provide the conference code FA4Q25. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/5179695/3B5073CD5631AA2BE2C785CFEC3D8000.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, global trade disputes, uncertainty in financial markets, and changes in tax laws;
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our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence (“AI”);
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inability to identify and successfully implement our growth strategies on a timely basis or at all;
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potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
•
due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations;
•
the failure to realize the expected benefits of our acquisition of Sterling Check Corp.; and
•
control by our Sponsor, "Silver Lake" (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is expected to be filed after this press release, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” and “Adjusted Operating Cash Flow.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP and should not be considered as an alternative to net income as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted.

Additionally, we use Adjusted Operating Cash Flow to review the liquidity of our operations. We define Adjusted Operating Cash Flow as cash flows from operating activities adjusted for cash costs directly associated with the Sterling acquisition and related integration. We believe Adjusted Operating Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Adjusted Operating Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Share Repurchase Program

Stock repurchases may be effected through open market repurchases at prevailing market prices (including through the use of block trades and trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended), privately-negotiated transactions, through other transactions in accordance with applicable securities laws, or a combination of these methods on such terms and in such amounts as the Company deems appropriate. The Company is not obligated to repurchase any specific number of shares, and the timing, manner, value, and actual number of shares repurchased will depend on a variety of factors, including the Company’s stock price and liquidity requirements, other business considerations, and general market and economic conditions. The Company may discontinue or modify purchases without notice at any time. The Company plans to use its existing cash to fund repurchases made under the share repurchase program. No shares will be purchased from Silver Lake or its affiliates.

About First Advantage

First Advantage (NASDAQ: FA) is a global software and data company. We provide comprehensive, end-to-end identity solutions, criminal background screening, credential verifications, drug and health screening, and continuous risk monitoring. Combining AI-powered proprietary technology platforms with proprietary data, primary source data, and third-party data, we help organizations hire with confidence and manage risk across the entire employee lifecycle. With over 80,000 customers worldwide – including approximately two-thirds of the Fortune 100 – we deliver fast, comprehensive, and reliable solutions for employers, their candidates, and their employees. We conduct more than 200 million screens annually across over 200 countries and territories, supported by our verticalized go-to-market strategy, decades of experience, and proprietary databases containing over 1 billion records. For more information, please visit our website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(678) 868-4151

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except share and per share amounts)	2025	2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$239,998	$168,688
Restricted cash	86	795
Accounts receivable (net of allowance for doubtful accounts of $8,084 and $3,832 at December 31, 2025 and 2024, respectively)	297,281	266,800
Prepaid expenses and other current assets	15,323	31,041
Income tax receivable	9,010	8,669
Total current assets	561,698	475,993
Property and equipment, net	250,865	307,539
Goodwill	2,143,604	2,124,528
Intangible assets, net	857,111	987,948
Deferred tax asset, net	4,183	5,682
Other assets	16,341	21,203
TOTAL ASSETS	$3,833,802	$3,922,893
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$109,888	$120,872
Accrued compensation	60,537	52,805
Accrued liabilities	49,140	44,700
Current portion of long-term debt	—	21,850
Current portion of operating lease liability	3,568	4,245
Income tax payable	2,298	1,942
Deferred revenues	5,028	4,274
Total current liabilities	230,459	250,688
Long-term debt (net of deferred financing costs of $34,498 and $41,861 at December 31, 2025 and 2024, respectively)	2,080,039	2,121,289
Deferred tax liability, net	190,255	222,738
Operating lease liability, less current portion	5,525	9,149
Other liabilities	13,972	11,990
Total liabilities	2,520,250	2,615,854
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 174,190,461 and 173,171,145 shares issued and outstanding as of December 31, 2025 and 2024, respectively	174	173
Additional paid-in-capital	1,528,315	1,504,007
Accumulated deficit	(194,632)	(159,808)
Accumulated other comprehensive loss	(20,305)	(37,333)
Total equity	1,313,552	1,307,039
TOTAL LIABILITIES AND EQUITY	$3,833,802	$3,922,893

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Interim Periods		Annual Periods
(in thousands, except share and per share amounts)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
REVENUES	$420,017	$307,124	$1,574,389	$860,205

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	232,861	168,492	855,306	448,911
Product and technology expense	23,886	24,765	101,853	63,817
Selling, general, and administrative expense	55,662	138,590	236,179	263,942
Depreciation and amortization	62,737	55,951	248,583	145,919
Total operating expenses	375,146	387,798	1,441,921	922,589
INCOME (LOSS) FROM OPERATIONS	44,871	(80,674)	132,468	(62,384)

OTHER EXPENSE, NET:
Interest expense, net	37,261	23,734	168,667	51,848
Loss on extinguishment of debt	391	383	1,052	383
Total other expense, net	37,652	24,117	169,719	52,231
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	7,219	(104,791)	(37,251)	(114,615)
Provision (benefit) for income taxes	3,750	(4,425)	(2,427)	(4,342)
NET INCOME (LOSS)	$3,469	$(100,366)	$(34,824)	$(110,273)

Foreign currency translation income (loss)	4,141	(18,636)	17,028	(16,176)
COMPREHENSIVE INCOME (LOSS)	$7,610	$(119,002)	$(17,796)	$(126,449)

NET INCOME (LOSS)	$3,469	$(100,366)	$(34,824)	$(110,273)
Basic net income (loss) per share	$0.02	$(0.62)	$(0.20)	$(0.74)
Diluted net income (loss) per share	$0.02	$(0.62)	$(0.20)	$(0.74)
Weighted average number of shares outstanding - basic	173,637,367	162,774,306	173,199,004	148,582,226
Weighted average number of shares outstanding - diluted	175,071,294	162,774,306	173,199,004	148,582,226

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	December 31,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(34,824)	$(110,273)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	248,583	145,919
Loss on extinguishment of debt	1,052	383
Amortization of deferred financing costs	6,311	2,619
Bad debt expense (recovery)	705	158
Deferred taxes	(31,011)	(31,418)
Share-based compensation	24,456	31,762
Loss on foreign currency exchange rates	—	—
Loss (gain) on disposal and impairment of long-lived assets	2,155	(275)
Change in fair value of interest rate swaps	4,842	(10,511)
Changes in operating assets and liabilities:
Accounts receivable	(29,672)	20,775
Prepaid expenses and other assets	12,396	(1,908)
Accounts payable	(16,020)	(25,450)
Accrued compensation and accrued liabilities	6,380	7,176
Deferred revenues	735	762
Operating lease liabilities	(35)	(883)
Other liabilities	(1,265)	(961)
Income taxes receivable and payable, net	338	321
Net cash provided by operating activities	195,126	28,196
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software development costs	(47,619)	(30,545)
Purchases of property and equipment	(6,633)	(1,720)
Acquisitions of businesses, net of cash acquired	—	(1,619,812)
Other investing activities	122	89
Net cash used in investing activities	(54,130)	(1,651,988)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of Amended First Lien Credit Facility	(70,463)	(59,200)
Proceeds from issuance of common stock under share-based compensation plans	3,751	14,653
Net settlement of share-based compensation plan awards	(3,912)	(14,305)
Cash dividends paid	(133)	(255)
Borrowings from First Lien Credit Facility	—	1,679,093
Payments of debt issuance costs	—	(38,212)
Payments on deferred purchase agreements	—	(703)
Payments on finance lease obligations	—	(6)
Share repurchases	—	—
Net cash (used in) provided by financing activities	(70,757)	1,581,065
Effect of exchange rate on cash, cash equivalents, and restricted cash	362	(1,702)
Increase (decrease) in cash, cash equivalents, and restricted cash	70,601	(44,429)
Cash, cash equivalents, and restricted cash at beginning of period	169,483	213,912
Cash, cash equivalents, and restricted cash at end of period	$240,084	$169,483

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$161,803	$65,767
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$3,094	$539
Non-cash property and equipment additions	$—	$540

Reconciliation of Consolidated Non-GAAP Financial Measures

	Interim Periods		Annual Periods
(in thousands)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Net income (loss)	$3,469	$(100,366)	$(34,824)	$(110,273)
Interest expense, net	37,261	23,734	168,667	51,848
Provision (benefit) for income taxes	3,750	(4,425)	(2,427)	(4,342)
Depreciation and amortization	62,737	55,951	248,583	145,919
Loss on extinguishment of debt	391	383	1,052	383
Share-based compensation(a)	5,026	12,459	24,456	31,762
Transaction and acquisition-related charges(b)	770	93,151	8,741	128,234
Integration, restructuring, and other charges(c)	3,433	2,050	27,147	5,771
Adjusted EBITDA	$116,837	$82,937	$441,395	$249,302
Revenues	420,017	307,124	1,574,389	860,205
Net income (loss) margin	0.8%	(32.7)%	(2.2)%	(12.8)%
Adjusted EBITDA Margin	27.8%	27.0%	28.0%	29.0%
(a)
Share-based compensation for the three months ended December 31, 2025 and 2024, includes approximately $1.5 million and $3.5 million, respectively, of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards. Share-based compensation for the years ended December 31, 2025 and 2024, includes approximately $7.1 million and $13.1 million, respectively, of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards. Share-based compensation for the three months and year ended December 31, 2024 also includes approximately $2.1 million and $4.2 million, respectively, of incrementally recognized expense associated with the retirements of the Company's former Chief Financial Officer and former President, Americas.
(b)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended December 31, 2025 include approximately $0.5 million of expense associated with the Sterling Acquisition. Transaction and acquisition related charges for the three months ended December 31, 2024 include approximately $92.3 million of expense associated with the acquisition of Sterling, primarily consisting of $41.2 million of compensation expense attributable to converted Sterling equity awards, of which $38.9 million related to accelerated vesting for employees terminated after the acquisition, $16.5 million in debt refinancing costs, $12.4 million of legal, regulatory, integration, and diligence professional service fees, $10.7 million in post-combination restructuring expenses, $9.5 million in success-based banking fees, and $2.0 million of other one-time transaction charges. Transaction and acquisition related charges for the year ended December 31, 2025 include approximately $8.0 million of expense associated with the Sterling Acquisition, primarily consisting of $7.7 million of compensation expense attributable to converted Sterling equity awards. Transaction and acquisition related charges for the year ended December 31, 2024 include approximately $125.7 million of expense associated with the Sterling Acquisition, primarily consisting of $41.2 million of compensation expense attributable to converted Sterling equity awards, of which $38.9 million related to accelerated vesting for employees terminated after the acquisition, $45.8 million of legal, regulatory, integration, and diligence professional service fees, $16.5 million in debt refinancing costs, $10.7 million in post-combination restructuring expenses, $9.5 million in success-based banking fees, and $2.0 million of other one-time transaction charges. The years ended December 31, 2025 and 2024 also include insurance costs related to the Company's initial public offering.
(c)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, impairment of capitalized software, (gains) losses on the sale of assets, and other non-recurring items. Integration, restructuring, and other charges for the three months ended December 31, 2025 include approximately $2.7 million of expense associated with the integration of Sterling. Integration, restructuring, and other charges for the year ended December 31, 2025 include approximately $18.1 million of expense associated with the integration of Sterling, $1.5 million of expenses related to debt refinancing activities, as well as capitalized software impairment charges of approximately $1.2 million.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Interim Periods		Annual Periods
(in thousands)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Net income (loss)	$3,469	$(100,366)	$(34,824)	$(110,273)
Provision (benefit) for income taxes	3,750	(4,425)	(2,427)	(4,342)
Income (loss) before provision for income taxes	7,219	(104,791)	(37,251)	(114,615)
Debt-related costs(a)	2,091	(6,232)	16,718	549
Acquisition-related depreciation and amortization(b)	52,238	45,079	204,678	112,966
Share-based compensation(c)	5,026	12,459	24,456	31,762
Transaction and acquisition-related charges(d)	770	93,151	8,741	128,234
Integration, restructuring, and other charges(e)	3,433	2,050	27,147	5,771
Adjusted Net Income before income tax effect	70,777	41,716	244,489	164,667
Less: Adjusted income taxes(f)	18,860	11,531	62,809	40,953
Adjusted Net Income	$51,917	$30,185	$181,680	$123,714

	Interim Periods		Annual Periods
	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Diluted net income (loss) per share (GAAP)	$0.02	$(0.62)	$(0.20)	$(0.74)
Adjusted Net Income adjustments per share
Provision (benefit) for income taxes	0.02	(0.03)	(0.01)	(0.03)
Debt-related costs(a)	0.01	(0.04)	0.10	0.00
Acquisition-related depreciation and amortization(b)	0.30	0.27	1.17	0.75
Share-based compensation(c)	0.03	0.08	0.14	0.21
Transaction and acquisition-related charges(d)	0.00	0.56	0.05	0.85
Integration, restructuring, and other charges(e)	0.02	0.02	0.16	0.05
Adjusted income taxes(f)	(0.11)	(0.07)	(0.36)	(0.27)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.30	$0.18	$1.04	$0.82

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP)	175,071,294	162,774,306	173,199,004	148,582,226
Options and restricted stock not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	-	3,178,548	1,956,781	2,606,405
Adjusted weighted average number of shares outstanding—diluted (Non-GAAP)	175,071,294	165,952,854	175,155,785	151,188,631
(a)
Represents the loss on extinguishment and non-cash interest expense related to the amortization of debt issuance costs for the 2021 February and 2024 October refinancing of the Company’s First Lien Credit Facility. This adjustment also includes the impact of the change in fair value of interest rate swaps, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps.
(b)
Represents the depreciation and amortization expense related to incremental intangible and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Share-based compensation for the three months ended December 31, 2025 and 2024, includes approximately $1.5 million and $3.5 million, respectively, of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards. Share-based compensation for the years ended December 31, 2025 and 2024, includes approximately $7.1 million and $13.1 million, respectively, of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards. Share-based compensation for the three months and year ended December 31, 2024 also includes approximately $2.1 million and $4.2 million, respectively, of incrementally recognized expense associated with the retirements of the Company's former Chief Financial Officer and former President, Americas.

(d)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended December 31, 2025 include approximately $0.5 million of expense associated with the Sterling Acquisition. Transaction and acquisition related charges for the three months ended December 31, 2024 include approximately $92.3 million of expense associated with the acquisition of Sterling, primarily consisting of $41.2 million of compensation expense attributable to converted Sterling equity awards, of which $38.9 million related to accelerated vesting for employees terminated after the acquisition, $16.5 million in debt refinancing costs, $12.4 million of legal, regulatory, integration, and diligence professional service fees, $10.7 million in post-combination restructuring expenses, $9.5 million in success-based banking fees, and $2.0 million of other one-time transaction charges. Transaction and acquisition related charges for the year ended December 31, 2025 include approximately $8.0 million of expense associated with the Sterling Acquisition, primarily consisting of $7.7 million of compensation expense attributable to converted Sterling equity awards. Transaction and acquisition related charges for the year ended December 31, 2024 include approximately $125.7 million of expense associated with the Sterling Acquisition, primarily consisting of $41.2 million of compensation expense attributable to converted Sterling equity awards, of which $38.9 million related to accelerated vesting for employees terminated after the acquisition, $45.8 million of legal, regulatory, integration, and diligence professional service fees, $16.5 million in debt refinancing costs, $10.7 million in post-combination restructuring expenses, $9.5 million in success-based banking fees, and $2.0 million of other one-time transaction charges. The years ended December 31, 2025 and 2024 also include insurance costs related to the Company's initial public offering.
(e)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, impairment of capitalized software, (gains) losses on the sale of assets, and other non-recurring items. Integration, restructuring, and other charges for the three months ended December 31, 2025 include approximately $2.7 million of expense associated with the integration of Sterling. Integration, restructuring, and other charges for the year ended December 31, 2025 include approximately $18.1 million of expense associated with the integration of Sterling, $1.5 million of expenses related to debt refinancing activities, as well as capitalized software impairment charges of approximately $1.2 million.
(f)
Effective tax rates of approximately 26.6% and 27.6% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended December 31, 2025 and 2024, respectively. Effective tax rates of approximately 25.7% and 24.9%, have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, we had net operating loss carryforwards of approximately $15.1 million for federal income tax purposes available to reduce future income subject to income taxes. The federal net operating loss carryforward is subject to annual limitation under IRC Section 382, which affects the timing of when these attributes can be used. As a result, the amount of actual cash taxes we may pay for federal income taxes differs significantly from the effective income tax rate computed in accordance with GAAP and from the normalized rate shown above.

	Interim Periods		Annual Periods
(in thousands)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Cash flows from operating activities, as reported (GAAP)	$65,941	$(85,666)	$195,126	$28,196
Cost paid related to the Sterling acquisition and integration	4,419	125,107	36,749	136,311
Adjusted Operating Cash Flow	$70,360	$39,441	$231,875	$164,507